Exhibit 99.1

Flotek Industries 10603 W. Sam Houston Pkwy N., Suite 300 Houston, TX 77064 Ph: 713-849-9911 www.flotekind.com

FLOTEK INDUSTRIES TO SELL FLORIDA CHEMICAL TO ADM FOR $175 MILLION

Enters into Long-Term Reciprocal Agreements and Technical Initiatives to

Support and Grow Core Energy Business

HOUSTON – JANUARY 11, 2019: Flotek Industries, Inc. (NYSE: FTK) (“Flotek”) today announced it has entered into a definitive agreement to sell Florida Chemical Company, LLC (“FCC” or “Florida Chemical”), its Consumer and Industrial Chemistry Technologies segment, to Archer Daniels Midland Company (NYSE: ADM) (“ADM”) for total consideration of $175 million in cash, subject to post-closing working capital and other adjustments. With this transaction, Flotek has established itself as a leading specialty chemistry provider of custom, full-fluid solutions to the upstream oil and gas industry. Flotek will retain all of its patents.

In connection with the sale of FCC, Flotek and ADM have entered into long-term reciprocal supply agreements. The first will secure Flotek’s long-term supply of d-limonene. Additionally, Flotek will manufacture differentiated chemistries for Florida Chemical’s industrial customers. Finally, the companies will explore opportunities to jointly develop next-generation chemistry technologies for the oil and gas and agricultural industries.

The closing of the transaction is expected during the first quarter of 2019 and is subject to customary closing conditions, including obtaining necessary approval related to the Hart-Scott-Rodino Act. Flotek anticipates that the transaction will have a negligible cash tax effect, as the gain on this sale should be substantially offset by the Company’s outstanding net operating losses.

John Chisholm, Flotek’s Chairman, President and Chief Executive Officer, commented, “We believe the benefits of this transaction are extremely compelling on multiple fronts and in the best interest of our stakeholders. This transaction unlocks significant value for our stakeholders, while maintaining our access to key raw materials for our Energy Chemistry Technologies (“ECT”) business. The transaction also enhances our flexibility to evaluate and pursue the long-term strategy for our core ECT business. Additionally, we are very excited about our long-term relationship with ADM to develop unique opportunities to more fully leverage their vast, high-performing portfolio of products to better serve the oil and gas market for many years to come. This transaction has created a synergistic relationship that brings strategic benefits to each company and our stakeholders.”

Vince Macciocchi, President of ADM’s Nutrition business unit, commented, “ADM is already a leader in natural flavors for food and beverages, offering a wide variety of high-value products and solutions in areas such as vanilla and mint, and this acquisition will place us in a leadership position for citrus flavors as well. Citrus is one of the fastest-growing flavor categories, and the single most important taste profile for beverages, and no one in North America does citrus better than Florida Chemical Company.”

In 2013, Flotek acquired Florida Chemical to vertically integrate its supply of citrus oils, a key raw material in its patented Complex nano-Fluid® (“CnF®”) suite of technologies. Since the original acquisition, the Company’s Energy Chemistry Technologies segment has benefitted from FCC, which enabled Flotek to better manage feedstock costs through the energy downturn from 2014 to 2016, pursue a new go-to-market strategy, and mitigate raw material price inflation caused by citrus greening disease and a significantly limited supply of global citrus oils. Simultaneously, Florida Chemical has expanded its client base and product offerings, while enhancing its processing and distillation capabilities and leveraging its world-class supply chain and highly respected employee base to penetrate into food and beverage applications. This divestiture is the natural next step in Flotek’s evolution, capturing the value of FCC while securing the supply of feedstock required to create the Company’s patented chemistries.

“ADM is a world-class leader in transforming crops into agricultural and food products. Recognized for its industry-leading capabilities and assets, Florida Chemical will be a significant strategic addition to ADM as they further expand their industry-leading flavor and fragrance offerings. We thank the Florida Chemical team for their invaluable contributions and look forward to continuing our strong relationship moving forward,” said Chisholm.

ECT Outlook and Related Initiatives

Following closing of the transaction, Flotek will focus its efforts on providing its global clients best-in-class solutions designed to maximize performance of their oil and gas wells, while simultaneously lowering well costs and fluid complexity. Flotek intends to use the net proceeds to pay off its credit facility balance of approximately $50 million. In addition, the Company is currently considering investing $20 million to $30 million in previously identified organic growth capital projects and will carefully review other future potential uses of the remaining funds.

Flotek intends to establish a Strategic Capital Committee (the “Committee”) to evaluate and make recommendations to the Board regarding the manner in which the Company will deploy the remaining net proceeds from the sale of FCC. This includes the potential for additional investments in its business, returning capital to shareholders and other potential alternatives. The Committee plans to engage a leading advisory firm.

Chisholm concluded, “I look forward to a thorough review by our Strategic Capital Committee concerning the best use of the remaining net proceeds from the transaction and updating shareholders as to the results of that process. In addition, we look forward to continuing to benefit from Florida Chemical’s citrus products through our long-term supply agreement with ADM. Finally, we are excited to partner with ADM as we seek new opportunities to expand our offerings to the oil and gas industry.”

Advisors

Evercore is acting as exclusive financial advisor to Flotek in connection with the transaction.

Conference Call

Flotek will host a conference call on January 14, 2019, at 9:00 a.m. CT/10:00 a.m. ET to discuss the transaction and its go-forward priorities for its Energy Chemistry Technology business. To participate in the call, participants should access the webcast on www.flotekind.com under the Investor Relations section or dial 877-870-4263 approximately five minutes prior to the start of the call. A recording of the call will also be available on the website shortly after the call is concluded.

About Florida Chemical Company, LLC

Founded in 1942, Florida Chemical designs and delivers high-quality products that meet the demands of a variety of consumer and industrial applications, including food and beverage, fragrance, and household and industrial cleaning products. Sourcing citrus oil domestically and internationally, it is one of the largest processors in the world.

About Flotek Industries, Inc.

Flotek develops and delivers prescriptive, reservoir-centric chemistry technologies to oil and gas clients designed to address every challenge in the lifecycle of the reservoir and maximize recovery in both new and mature fields. Flotek’s inspired chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production. Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

About ADM

For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with approximately 31,000 employees serving customers in more than 170 countries. With a global value chain that includes approximately 500 crop procurement locations, 270 food and feed ingredient manufacturing facilities, 44 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.‘s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates, will, should and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

IR Inquiries, contact:

Elizabeth T. Wilkinson

Chief Financial Officer

E: ir@flotekind.com

P: (713) 726-5376

Media Inquiries, contact:

Danielle Allen

Senior Vice President

Global Communications & Technology Commercialization

E: DAllen@flotekind.com

P: (713) 726-5322

###